Exhibit 10.39
AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — MODIFIED
GROSS
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
1. Basic Provisions (“Basic Provisions”).
     1.1 Parties: This Lease (“Lease”), dated for reference purposes only March 1, 2010, is made by and between The Gersh Agency, Inc., a California corporation (“Lessor”) and The Film Department, LLC, a Delaware limited liability company (“Lessee”), (collectively the “Parties,” or individually a “Party”):
1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 232 North Canon Drive, Beverly Hills, located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) an office building (the “Building”) comprised of approximately 16,500 rentable square feet together with exclusive parking in the attached garage and exclusive use of all parking spaces located in the adjacent alley (“Premises”). (See also Paragraph 2)
     1.3 Term: five (5) years and four (4) months (“Original Term”) commencing March 22, 2010 (“Commencement Date”) and ending July 21, 2015 (“Expiration Date”). (See also Paragraph 3)
     1.4 Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)
     1.5 Base Rent: $55,275.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing July 22, 2010. Base Rent from the period from March 22, 2010 through July 21, 2010 shall be abated, pursuant to the terms hereof. (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 52
     1.6 Base Rent and Other Monies Paid Upon Execution:
          (a) Base Rent: $55,275.00 for the period of July 22-August 21, 2010
          (b) Security Deposit: $276,375.00 (“Security Deposit”). (See also Paragraph 5)
          (c) Association Fees: $N/A for the period
          (d) Other: $N/A for ________
          (e) Total Due Upon Execution of this Lease: $331,650.00
     1.7 Agreed Use: General office and all other legally permitted uses consistent with the character of the Building (See also Paragraph 6)
     1.8 Insuring Party: Base Year: Lessor is the “Insuring Party”. (See also Paragraph 8). The “Base Year” is 2010.
     1.9 Real Estate Brokers: (See also Paragraph 15)
          (a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

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☑ Jeffrey Pion and Jay Luchs/CBRE represents Lessor exclusively (“Lessor’s Broker”);
☑ Michael Freiberg/First Property Realty represents Lessee exclusively (“Lessee’s Broker”); or
☐                                          represents both Lessor and Lessee (“Dual Agency”).
          (b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement payable per the terms of said separate agreement.
     1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)
     1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☑ Addenda consisting of Paragraphs 51 through 63;
☐ a plot plan depicting the Premises;
☐ a current set of the Rules and Regulations;
☐ a Work Letter;
☐ other (specify):

  .
2. Premises.
     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.
     2.2 Condition. Lessor shall deliver the Premises to Lessee thoroughly cleaned and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and shall thoroughly clean the Premises following Lessee’s occupancy of the Premises. Except as otherwise set forth herein, Lessee acknowledges that the Premises are being leased in their “as-is, where-is” condition. To Lessor’s best knowledge, without duty of inquiry, and except as disclosed by a property inspection report prepared by a property inspector mutually selected by Lessor and Lessee (the cost of which shall be shared equally), Lessor represents and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the surface and structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said representation and warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense, except for the roof, foundations, and bearing walls which are handled as provided in paragraph 7.
     2.3 Compliance. Lessor represents and warrants that it has not received notice that the improvements on the Premises do not comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) concerning the Premises. Lessor does not warrant as to compliance with Applicable Requirements that may apply to any non-general office use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s non-general office use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique non-general office use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall

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immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique non-general office use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 1/240th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.
          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use to non-general office use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.
          (d) Notwithstanding anything to the contrary contained in this lease (including Article 7 hereof), if during the term of this Lease (as it may be extended), the HVAC system serving the Premises, or any component thereof, must be replaced, then Lessor shall pay for such replacement and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, an amount equal to 1/240th of the cost of such replacement.
     2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
3. Term.
     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.3 Delay In Possession. Lessor shall deliver possession of the Premises to Lessee by the Commencement Date.
     3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
     4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late

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Charge and Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.
     4.3 See Addendum.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 60 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Notwithstanding anything to the contrary contained herein, provided that there does not then exist a Breach or Default by Lessee, on April 22, 2012 and April 22, 2013, lessor shall reduce the Security Deposit and credit to Lessee an amount equal to $55,275.00 for each such month; further provided, however, that In the event of a Breach by Lessee following said crediting, Lessor shall have the right to require Lessee to Increase the Security Deposit by the amount(s) so credited.
6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that unreasonably disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
     6.2 Hazardous Substances.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor or Lessee to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, mold, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor or caused by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises

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from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees, agents, members, managers, shareholders, directors and lenders, harmless from and against any and all damages, liabilities, judgments, claims, expenses, penalties and attorneys’ and consultants’ fees, and environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused solely by Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
          (g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $500,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $500,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
     6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease and subject to Lessor’s obligations under this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the commercially reasonable recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements reasonably specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.
     6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist, or the inspection is requested or ordered by a governmental authority: In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation of Applicable Requirements by Lessee or contamination due to Lessee’s act or omission. Notwithstanding the foregoing, if such inspection is reasonably related to the violation of an Applicable Requirement by Lessor, or contamination due to lessor’s act or omission, then lessor shall bear, the cost of such inspection, and if such inspection is not reasonably related to the violation of an Applicable Requirement by lessee or lessor, or contamination due to lessee’s or lessor’s act or omission, then the Parties shall equally share the cost of such inspection. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) then in lessee’s possession or under lessee’s control to Lessor within 10 days of the receipt of a written request therefor. Notwithstanding the foregoing, no such entry onto the Premises by lessor, lessor’s lender or any consultant shall materially and unreasonably Interfere with this business or operations then being conducted at the Premises by lessee or any permitted occupant.
7. Maintenance; Repairs; Utility installations; Trade Fixtures and Alterations.
     7.1 Lessee’s Obligations.
          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and

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whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee is also responsible for keeping the roof and roof drainage clean and free of debris. Lessor shall keep the surface and structural elements of the roof, foundations, and bearing walls in good repair (see paragraph 7.2). Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
          (b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.
          (c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 business days’ prior written notice to Lessee (except in the case of an emergency that threatens imminent harm to persons or property, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
          (d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.
     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee, except for the surface and structural elements of the roof, foundations and bearing walls, the repair of which shall be the responsibility of Lessor upon receipt of written notice that such a repair is necessary. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
          (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations and Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
          (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.
     7.4 Ownership; Removal; Surrender; and Restoration.
          (a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
          (b) Removal. By notification of Lessee at the time of any required consent,

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Lessor may require that any or all Lessee Owned Alterations or Utility Installations requiring lessor’s consent (other than the initial Tenant improvements, which Lessee shall not be obligated to remove), but in any event, including without limitation any satellite dish or signage installed by Lessee, be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
          (c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations (including Lessee’s satellite dish and signage), furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8. Insurance; Indemnity.
     8.1 Payment of Premium Increases.
          (a) Lessee shall pay to Lessor any insurance cost increase (“Insurance Cost Increase”) occurring during the term of this Lease. Insurance Cost Increase is defined as any increase in the actual cost of the insurance required under Paragraph 8.2(b), 8.3(a) and 8.3(b) (“Required Insurance”), over and above the Base Premium as hereinafter defined calculated on an annual basis. Except as otherwise provided in this Lease, Insurance Cost Increase shall include but not be limited to increases resulting from the nature of Lessee’s occupancy, any act or omission of Lessee, increased valuation of the Premises and/or a premium rate increase. The parties are encouraged to fill in the Base Premium in paragraph 1.8 with a reasonable premium for the Required Insurance based on the Agreed Use of the Premises. If the parties fail to insert a dollar amount in Paragraph 1.8, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the commencement of the Original Term for the Agreed Use of the Premises. In no event, however, shall Lessee be responsible for any portion of the increase in the premium cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.
          (b) Lessee shall pay any such Insurance Cost Increase to Lessor within 30 days after receipt by Lessee of a copy of the premium statement or other reasonable evidence of the amount due. If the insurance policies maintained hereunder cover other property besides the Premises, Lessor shall also deliver to Lessee a statement of the amount of such insurance Cost Increase attributable only to the Premises showing in reasonable detail the manner in which such amount was computed. Premiums for policy periods commencing prior to, or extending beyond the term of this Lease, shall be prorated to correspond to the term of this Lease.
     8.2 Liability Insurance.
          (a) Carried by Lessee. Beginning as of the Commencement Date, Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $5,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
          (b) Carried by Lessor. Lessor shall maintain liability insurance in such amounts as it deems customary and reasonable. During the Base Year, Lessor maintains $1,000,000 in primary liability coverage and $10,000,000 in excess liability coverage. The cost of the annual premium for such coverage in the Base Year is $2,258.00.
     8.3 Property Insurance — Building, Improvements and Rental Value.
          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake (subject to the provisions of Paragraph 55 of the Addendum hereto) unless required by a Lender or included in the Base Premium), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be

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adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.
     8.4 Lessee’s Property; Business Interruption Insurance.
          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall annually provide Lessor with written evidence that such insurance is in force.
          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least AVI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Neither Party shall do or permit to be done anything which invalidates the required insurance policies. Each Party shall, prior to the Start Date, deliver to the other Party certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to the other Party. Each Party shall, at least 10 days prior to the expiration of such policies, furnish the other Party with evidence of renewals or “insurance binders” evidencing renewal thereof, or the providing Party may order such insurance and charge the cost thereof to the other Party which amount shall be payable by each Party to the other upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
     8.7 Indemnity. Except for Lessor’s negligence or willful misconduct or a breach of this Lease by Lessor, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, reasonable attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
     8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence (but except for the gross negligence) or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
     8.9
9. Damage or Destruction.
     9.1 Definitions.
          (a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.
          (b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor

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shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.
     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if said Premises Partial Damage is not repaired within one (1) year following the date of occurrence of the Premises Partial Damage, then Lessee shall have the right to terminate this Lease upon not less than 90 days’ prior written notice to Lessor; provided, however, that, if Lessor shall complete said repair prior to the expiration of said 90-day period, then this Lease shall remain in full force and effect. Further notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible, not to exceed $37,000, which is Lessee’s responsibility; amounts in excess thereof shall be Lessor’s responsibility) as and when required to complete said repairs.
     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent, or wrongful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the cost to repair such damage shall exceed $75,000, terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs and is not an Insured Loss, this Lease shall terminate 60 days following such Destruction. If the Premises Total Destruction is an Insured Loss, then Lessor shall, at Lessor’s expense (but subject to receipt of insurance proceeds), repair and reconstruct such damage (but not Lessee’s Trade Fixtures, Lessee Owned Alterations or Utility Installations), within the time set forth in Paragraph 9.2 above in which event this Lease shall remain in full force and effect. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
     9.5 Damage Near End of Term. If at any time during the last 9 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor and Lessee may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other Party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option. If Lessee duly exercises such option during such period, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option then, this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful

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way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual substantial work on the Premises, whichever first occurs.
     9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
10. Real Property Taxes.
     10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.
     10.2
          (a) Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Premises provided, however, that Lessee shall pay to Lessor the amount, if any, by which Real Property Taxes applicable to the Premises increase over the fiscal tax year during which the Commencement Date Occurs (“Tax Increase”). Payment of any such Tax Increase shall be made by Lessee to Lessor within 30 days after receipt of Lessor’s written statement setting forth the amount due and computation thereof and copies of all applicable tax bills; provided, however, that Lessee shall not be liable for any Tax Increase attributable to a reassessment of the Premises due to a sale, conveyance or other change of ownership of the Premises, or any interest therein, or due to any sale, conveyance or other change of ownership in any entity now or hereafter constituting Lessor, that occurs prior to February 28, 2013. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect. In the event Lessee incurs two or more a late charges on any Rent payments in any 12-month period, Lessor may estimate the current Real Property Taxes, and require that the Tax Increase be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payment shall be an amount equal to the amount of the estimated installment of the Tax Increase divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable Tax Increase is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable Tax Increase. If the amount collected by Lessor is insufficient to pay the Tax Increase when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.
          (b) Additional Improvements. Notwithstanding anything to the contrary in this Paragraph 10.2, Lessee shall pay to Lessor upon demand therefor the entirety of any increase in Real Property Taxes assessed by reason of Alterations or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.
     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Tax Increase for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Notwithstanding the foregoing, Lessor represents and warrants to Lessee that the Premises are separately assessed, and Lessor agrees to take no action or otherwise consent to any action to jointly assess the Premises with any other real property.
     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
     10.5 Rent Tax. Lessee shall be solely responsible for payment of any “rent tax” or similar tax or assessment levied by the City of Beverly Hills and arising out of Lessee’s tenancy hereunder.
11. Utilities and Services. Lessee shall pay for all electricity and janitorial services provided to the Premises. Lessor shall provide all other utilities, including water, gas, and trash disposal, and Lessee shall pay for all costs of such utilities and services in excess of such costs for the Base Year supplied to the Premises, together with any taxes thereon. See Addendum.
12. Assignment and Subletting.
     12.1 Lessor’s Consent Required.
          (a) Subject to the terms hereof, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.
          (b)

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Notwithstanding anything to the contrary contained herein, (i) Lessee shall have the right to assign this Lease to (A) The Film Department, Inc., a Delaware corporation, or (B) an entity controlling or under common control with Lessee, (C) an entity that acquires all or substantially all of the assets or equity of Lessee, (D) an entity that results from a merger or consolidation with Lessee, or (E) any entity acquired by Lessee, upon not less than ten (10) business days’ prior written notice to Lessor, which notice shall describe said assignment with such particularity as Lessor shall reasonably require (each a “Permitted Assignment”); provided that the delivery of such notice shall not be a condition to the effectiveness of any Permitted Assignment, and (ii) Lessee shall have the right to sublease or enter into occupancy agreements for undivided offices (but not separately demised) comprising in the aggregate not more than 25% of the total rental square footage of the Premises, upon not less than thirty (30) days’ prior written notice to Lessor (each a “Permitted Sublease”).
          (c)
          (d) Except for a Permitted Assignment or a Permitted Sublease, A an assignment or subletting without consent shall, at Lessor’s option, be a Default curable upon not less than ten (10) days’ prior written notice.
          (e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
          (f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
          (g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.
     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee. Notwithstanding the foregoing, if Lessee assigns this Lease to any assignee who or that has then has a verifiable net worth (determined in accordance with GAAP) of [$50,000,000] or more, Lessee shall be released from any and all obligations that may arise under this Lease from and after the date of such assignment.
          (b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
          (c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36) Lessor shall, within 30 days after receipt of Lessee’s request for consent to any assignment or sublease, either elect to (i) consent to the proposed assignment or sublease, (ii) deny such consent, or (iii) to the extent permitted by subparagraph (i) below, terminate this Lease in whole or in part; provided however, that if Lessor fails to make any such election prior to the end of said 30-day period, then Lessee shall re-deliver its original notice to Lessor and if Lessor fails to respond within five (5) days following such re-delivery, Lessor shall be deemed to have consented to the proposed assignment or sublease.
          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
          (h) Except for a Permitted Assignment or a Permitted Sublease, Lessor shall be entitled to 50% of the amount by which the rent and other monetary consideration (including, without limitation, any “key money”) payable by the assignee or sublessee to Lessee in connection with such assignment or sublease exceeds the Base Kent payable under this Lease.

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Notwithstanding the foregoing, no amounts shall be payable pursuant to this subparagraph (h) if the assignment or sublease occurs as part of a larger transaction in which assets (whose value exceeds the then-remaining Rent obligations under this Lease) are being transferred or sold to the assignee or sublessee.
          (i) Except for a Permitted Assignment or a Permitted Sublease, upon Lessee’s request for Lessor’s approval of an assignment or sublease, Lessor shall have the right to terminate the Lease in its entirety as to a proposed assignment, or only as to the proposed subleased Premises, upon thirty (30) days’ prior written notice to Lessee delivered no later than thirty (30) days following Lessor’s receipt of Lessee’s request for consent. In the event of a partial termination of this Lease, Base Rent and all other changes hereunder shall be pro rata adjusted in proportion to the rentable square footage so affected.
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee; Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
     13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or, subject to ten (10) business days’ prior written notice by Lessor to lessee, (i) the vacating of the Premises without providing a commercially reasonable level of security, or (ii) where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or (iii) without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.
          (c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 5 3 business days following written notice to Lessee.
          (d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 30 days following written notice to Lessee.
          (e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1 (a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
          (f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (g) The discovery that any financial statement of Lessee given to Lessor was materially false when made.

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     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 30 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
          (b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 7.5% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice (or, if such breach is materially adversely affecting Lessee’s ability to use the Premises for the permitted uses hereunder, such shorter period as may be commercially reasonable under the circumstances), or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, (and in the event that Lessor fails to respond within the foregoing 30-day period, a further five (5) days’ written notice upon the expiration of said 30-day period).

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Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15.
16. Estoppel Certificates.
          (a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”), but not more often than three times in any 12-month period, execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
          (c) Lessee shall within 10 business days after written notice from Lessor, but not more often than twice in any calendar year, deliver to Lessor or any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by Lessor or such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received and maintained by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and

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warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
23. Notices.
     23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, Federal Express or other receipted overnight delivery service, with postage prepaid, or by facsimile transmission (with a copy by another permitted delivery method hereunder), and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers.
          (a) No waiver by Lessor or Lessee of the Default or Breach of any term, covenant or condition hereof by the other party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s or Lessee’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of such party’s consent to, or approval of, any subsequent or similar act by the other party, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
          (b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
          (c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.
25.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

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27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Construction of Agreement. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease arising prior to said Lender’s succession to Lessor’s interest under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Lessor represents and warrants that there is no Security Device encumbering the Premises as of the date hereof.
     30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, except to the extent that such act or omission is a continuing default by Lessor hereunder, (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner. Notwithstanding the foregoing, at any time Lessor enters into a new Security Device after the execution of this Lease, Lessor shall use commercially reasonable efforts to cause the Lender to agree (on behalf of its successors and assigns) to be liable for the return of any Security Deposit then held by Lessor, whether or not such Security Deposit is paid or credited to the new owner. If, despite such efforts, the Lender refuses to agree to the return of any such Security Deposit to the extent it is not paid or credited to the new owner, Lessee shall have the right (but not the obligation) upon five business days’ prior written notice to Lessor to replace the Security Deposit then held by Lessor with an irrevocable stand-by letter of credit (the “Letter of Credit”) for the benefit of Lessor, in such commercially reasonable form as may be required by Lender, which Letter of Credit shall provide security for the obligations of Lessee under this Lease, may be drawn upon unilaterally by Lessor subject to the same conditions under which Lessor may apply the Security Deposit, and which shall be in an amount equal to the amount of the Security Deposit then held by Lessor (the “Letter of Credit”). Lessee shall cause the Letter of Credit (or one or more replacements thereof) to remain in effect for the entire remaining term of this Lease. If Lessee shall provide Lessor with the Letter of Credit, Lessor shall return the entire amount of the Security Deposit then held by Lessor within five (5) business days after receipt of the Letter of Credit.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or (during the last 6 months of the Term) tenants, and making such alterations, repairs, improvements or additions to the Premises as

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may be required and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises and no material interference with Lessee’s (or any other permitted occupants’) business operations at the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. Subject to all Applicable Requirements and Lessor’s prior written approval, which shall not be unreasonably withheld, Lessee shall have the right to install signage in front of and on the roof of the Building, at Lessee’s sole cost and expense.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Either Party’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by the other Party for said Party’s consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by the requesting Party upon receipt of an invoice and supporting documentation therefor. Either Party’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by the other Party of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by the consenting Party at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:
     39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
     39.4 Effect of Default on Options.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid and delinquent (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).
          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) if Lessee commits a Breach of this Lease.
41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements,

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rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with access to or the use of the Premises by Lessee, or result in any financial obligation to Lessee or material adversely affect the visibility of Lessee’s signs. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.
44. Authority; Multiple Parties; Execution.
          (a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
          (b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
          (c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of disputes between the Parties and/or Brokers arising out of this Lease ☑ is ☐ is not attached to this Lease.
50. Americans with Disabilities Act. Lessor represents and warrants that, subject to any repairs and/or Improvements necessary to comply with the Americans with Disabilities Act (“ADA”) separately disclosed to Lessee prior to the execution of this lease (which Lessor shall commence to remedy and complete as promptly as reasonably possible following execution of this Lease), to Lessor’s best knowledge the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

By LESSOR:	By LESSEE:

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©2001 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STG-11-6/07E

THE GERSH AGENCY, INC., a California corporation		The Film Department, LLC, a Delaware limited liability company

By:	/s/ David Gersh	By:	/s/ Mark Gill

Name Printed:	David Gersh	Name Printed:	Mark Gill

Title:	Co-President	Title:	C.E.O

By:		By:

Name Printed:		Name Printed:

Title:		Title:

Address: 9465	Wilshire Boulevard, 6th Floor	Address: 232 North Canon Drive
Beverly Hills, CA 90212		Beverly Hills, CA 90210
Telephone: (310) 205-5825		Telephone: ( )
Facsimile: (310) 861-1315		Facsimile: ( )
Federal ID No.		Federal ID No.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.
© Copyright 2001 — By AIR Commercial Real Estate Association. All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

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©2001 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STG-11-6/07E

OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated	March 1, 2010

By and Between (Lessor)	The Gersh Agency, a California corporation

By and Between (Lessee)	The Film Department, LLC, a Delaware limited liability company

Address of Premises:	232 North Canon Drive Beverly Hills, California 90210
Paragraph 51
A. OPTION(S) TO EXTEND:
     Lessor hereby grants to Lessee the option to extend the term of this Lease for one (1) additional sixty (60) - month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:
     (i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 8 but not more than 14 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.
     (ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.
     (iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.
     (v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:
(Check Method(s) to be Used and Fill in Appropriately)
☐ I. Cost of Living Adjustment(s) (COLA)
     a. On (Fill in COLA Dates):
the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):
All Items (1982-1984 = 100), herein referred to as “CPI”.
     b. The monthly rent payable in accordance with paragraph A.l.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.l.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐

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(Fill in Other “Base Month”):

The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.
     c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.
☑	II. Market Rental Value Adjustment(s) (MRV)
     a. On (Fill in MRV Adjustment Date(s)) the commencement of the extended term of the Lease the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:
          1) Promptly upon Lessee’s exercise of the Option to Extend, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days following Lessee’s exercise of the Option to Extend, then:
               (a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or
               (b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
                    (i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☑ broker (“Consultant” — check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator. Any arbitrator appointed pursuant to this provision shall have at least 10 years’ recent continuous experience in the Leasing of similar office buildings in the Beverly Hills (West Hollywood/Century City/West Los Angeles markets, (the “Comparable Markets”).
                    (ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.
                    (iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties. In making this decision, the arbitrators shall be instructed to calculate the new Base Rent as the average base rental per gross leaseable foot for office premises that are comparable in size and quality to the Premises located in Comparable Markets (“Comparable Space”), for a term equal to the Option term after taking into account all other relevant factors (including additional Rent payable under this Lease, that the Base Year is 2010, and concessions then customarily being given to comparable lessees [of similar financial strength to Lessee] of Comparable Space).
                    (iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.
          2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.
     b. Upon the establishment of each New Market Rental Value:
          1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and
          2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.
☑	III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
March 22, 2016	103% of the then-current Base Rent
March 22, 2017	103% of the then -current Base Rent
March 22, 2018	103% of the then -current Base Rent
March 22, 2019	103% of the then -current Base Rent

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B. NOTICE:
          Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©2000 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM OE-3-8/00E

RENT ADJUSTMENT(S)
STANDARD LEASE ADDENDUM

Dated	March 1, 2010

By and Between (Lessor)	The Gersh Agency, Inc., a California corporation

(Lessee)	The Film Department, LLC, a Delaware limited liability company

Address of Premises:	232 North Canon Drive Beverly Hills, California 90210
Paragraph    52
A.	RENT ADJUSTMENTS:
          The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)
☐	I. Cost of Living Adjustment(s) (COLA)
          a. On (Fill in COLA Dates):
the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one):☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (Fill in Urban Area):

, All Items
(1982-1984 = 100), herein referred to as “CPI”.
          b. The monthly rent payable in accordance with paragraph A.l.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month 2 months prior to the month(s) specified in paragraph A.l.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is 2 months prior to (select one): the ☐ first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”): . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.
          c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

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☐	II. Market Rental Value Adjustment(s) (MRV)
          a. On (Fill in MRV Adjustment Date(s):

the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:
               1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:
                        (a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or
                        (b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
                             (i) Within 15 days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant” — check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.
                             (ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.
                             (iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
                             (iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.
               2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.
          b. Upon the establishment of each New Market Rental Value:
               1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and
               2) the first month of each Market Rental Value term shall become the new ‘Base Month’ for the purpose of calculating any further Adjustments.
☑	III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA Adjustment Date(s)):	The New Base Rent shall be:
March 22, 2011	$56,933.25
March 22, 2012	$58,641.25
March 22, 2013	$60,400.00
March 22, 2014	$62,212.50
B.	NOTICE:
          Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©2000 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM RA-3-8/00E

ARBITRATION AGREEMENT
Standard Lease Addendum

Dated	March 1, 2010

By and Between (Lessor)	The Gersh Agency, a California corporation

(Lessee)	The Film Department, LLC, a Delaware limited liability company

Address of Premises:	232 North Canon Drive Beverly Hills, CA 90210
Paragraph 53
A.	ARBITRATION OF DISPUTES:
Except as provided in Paragraph B below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Lessor’s failure to approve an assignment, sublease or other transfer of Lessee’s interest in the Lease under Paragraph 12 of this Lease, any other defaults by Lessor, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.
B.	DISPUTES EXCLUDED FROM ARBITRATION:
The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. Disputes for which a different resolution determination is specifically set forth in this Lease, 2. All claims by either party which (a) seek anything other than enforcement or determination of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 3. Claims relating to (a) Lessor’s exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee’s right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law and 4. All claims arising under Paragraph 39 of this Lease.
C.	APPOINTMENT OF AN ARBITRATOR:
All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before: ☐ a retired judge of the applicable court of jurisdiction (e.g., the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. (“JAMS”), ☑ the American Arbitration Association (“AAA”) under its commercial arbitration rules, ☐
  , or as may be otherwise mutually agreed by Lessor and Lessee (the “Arbitrator”). Such arbitration shall be initiated by the Parties, or either of them, by serving written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization’s rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

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©1997 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM ARB-1-6/07E

D.	ARBITRATION PROCEDURE:
          1. PRE-HEARING ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).
          2. THE DECISION. The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation, Arbitrator’s fees and costs, attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.
          Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.
          Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money “under protest” by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with Interest thereon as defined in Paragraph 13.5. If a Party makes a payment “under protest” but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived. (See also Paragraph 42 or 43)
NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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©1997 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM ARB-1-6/07E

ADDENDUM TO LEASE
     THIS ADDENDUM TO LEASE (the “Addendum”) is attached to and made part of that certain Standard Industrial/Commercial Single-Tenant — Gross, dated as of March 1, 2010, by and between The Gersh Agency, Inc., a California corporation (“Lessor”), and The Film Department, LLC, a Delaware limited liability company (“Lessee”) (with the addenda thereto comprising Paragraphs 51, 52 and 53, the “Form Lease”). (The Form Lease and this Addendum are collectively referred to as the “Lease.”) Unless otherwise defined in this Addendum, all capitalized terms used herein shall bear the same meanings as ascribed to them in the Form Lease.
     54. Parking. The following is added at the end of Paragraph 1.2: “All parking provided to Lessee shall be provided free of charge.”
     55. Operating Expenses. The following is inserted as Paragraph 4.3 of the Form Lease:
          “4.3 Increases in Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the “Operating Expense Increase”, in accordance with the following provisions:
          “(a) ‘Base Year’ shall be the calendar year 2010.
          “(b) ‘Comparison Year’ is defined as each calendar year during the term of this Lease subsequent to the Base Year. Lessee’s Share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year occurring during the Term of the Lease.
          “(c) The following costs relating to the ownership and operation of the Project are defined as “Operating Expenses”:

               (i) Costs relating to the operation, repair, and maintenance, in a clean and safe condition and good order, but not the replacement (see subparagraph (e) below), of all heating, air conditioning, plumbing, electrical systems, life safety equipment, including without limitation fire detection systems and sprinkler system maintenance and repair;
               (ii) The cost of water, sewer, gas, and other publicly mandated services not separately metered; provided, however, that Lessee shall be solely responsible for the cost of electricity provided to the Premises;
               (iii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining the Project and accounting fees attributable to the operation of the Project; and
               (iv) The cost to replace equipment or improvements that have a useful life for accounting purposes of five (5) years or less.
          “(d) The inclusion of the improvements, facilities and services set forth above shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
          “(e) Lessee’s Share of Operating Expense Increase shall be payable monthly on the same day as the Base Rent is due hereunder, commencing January 1, 2011. The amount of such payments shall be based on Lessor’s good-faith estimate of the Operating Expense Increase for the applicable Comparison Year Within ninety (90) days after the expiration of any Comparison Year and after the expiration or earlier termination of the Lease, Lessor shall deliver to Lessee a reasonably detailed statement showing actual Operating Expenses incurred during said Comparison Year, which shall be accompanied by reasonable “back up” information supporting such calculation. If Lessee’s payments during such Comparison Year exceed the actual Operating Expenses described on said statement, Lessee shall credit the amount of such over-payment against Lessee’s future payments under the Lease or, with respect to the last Comparison Year, Lessor shall repay to Lessee the amount of such over-payment concurrently

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with the delivery of Lessor’s statement of Operating Expenses incurred during such Comparison Year. If Lessee’s payments during such Comparison Year were less than the actual Operating Expenses, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Lessee is responsible as to Operating Expense Increases, notwithstanding that the Lease term may have terminated before the end of such Comparison Year. Lessor shall not bill Lessee for any expense otherwise includable as an Operating Expense more than three (3) years after such expense was incurred.
          “(f) Operating Expenses shall not include the following:
               (i) Any ground lease rental;
               (ii) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”), except for (A) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Lessor after the Commencement Date for any capital improvements installed or paid for by Lessor and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Commencement Date; or (B) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, or any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Building (provided the annual amortized costs does not exceed the actual cost savings realized);
               (iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded under subsection (ii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

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               (iv) Costs incurred by Lessor for the repair of damage to the Building, to the extent that Lessor is reimbursed by insurance proceeds, and costs of all capital replacements, regardless of whether such repairs are covered by insurance (except if permitted under subsection (ii) above);
               (v) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services’ all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;
               (vi) Marketing costs, including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with prospective tenants or occupants of the Building;
               (vii) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for comparable buildings;
               (viii) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land on which the Building is located (except as permitted in subsection (ii) above);
               (ix) Lessor’s general corporate overhead and general and administrative expenses;

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               (x) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Lessor and/or all fees paid to any parking facility operator (on or off site);
               (xi) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (A) expenses in connection with making repairs on or keeping buildings systems in operation while repairs are being made and (B) costs of equipment not affixed to the Building which is, used in providing janitorial or similar services;
               (xii) Advertising and promotional expenditures and costs of signs in or on the Building identifying the owner of the Building or any third party;
               (xiii) Costs incurred in connection with upgrading the Building to comply with the current interpretation of disability, life, fire and safety codes, ordinances, statutes or other laws, each of which were in effect prior to the Commencement Date, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;
               (xiv) Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;
               (xv) Costs for which Lessor has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by comparable Lessor’s of comparable buildings;
               (xvi) Costs arising from the negligence or fault of Lessor;
               (xvii) Notwithstanding any contrary provision of the Lease, including without limitation any provision relating to Capital Items and other than normal and customary office building maintenance materials and office supplies, any and all costs arising from the release of Hazardous Substances (subject to the terms of Paragraph 6.2(c) of the Form Lease);
               (xviii) Costs arising from Lessor’s charitable or political contributions;

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               (xix) Costs arising solely from construction defects in the base, shell or core of the Building or improvements installed by Lessor;
               (xx) Costs for sculpture, paintings or other objects of art
               (xxi) Except as otherwise provided in this Lease, costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes pertaining to, or arising in connection with, Lessor, the Building and/or the Premises;
               (xxii) Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building; including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, or disputes of Lessor with Building management;
               (xxiii) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any third party or the Building;
               (xxiv) Any expenses incurred by Lessor for use of any portions of the Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies and advertising beyond the normal expenses otherwise attributable to providing. Building services, such as lighting and HVAC to such public portions of the Building in normal operations during standard Building hours of operation;
               (xxv) Any entertainment, dining or travel expenses of Lessor for any purpose;
               (xxvi) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Lessee, employees, vendors, contractors, prospective tenants and agents;

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               (xxvii) Any “finders fees,” brokerage commissions, job placement costs or job advertising cost;
               (xxviii) “In-house” legal and/or accounting fees; and
               (xxix) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable lessors of Comparable Space (as defined in Paragraph 51 above).
          “(g) For that period of the Base Year prior to the Commencement Date, Lessor shall adjust the components of Operating Expenses so that they equal amounts that would have been payable had the Building been 100% occupied for said period of the Base Year. Operating Expenses for the Base Year or any Comparison Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements.
          “(h) Beginning as of January 1, 2010, Lessor shall keep and maintain customary records of all Operating Expenses, Real Property Taxes and Insurance Cost Increases and the same shall, upon at least ten (10) business days’ prior written notice, be made available for inspection by Lessee during regular business hours at the offices of Lessor; provided that such inspection shall not occur more than once during any twelve (12)-month period. If Lessee does not dispute the same in writing within two (2) years of receiving the annual written statement setting forth the amount of the Operating Expense Increase for the applicable Comparison Year, Lessee shall have irrevocably waived its right to dispute such determination or calculation. If any inspection shows an overstatement of the Operating Expense Increase, Tax Increases or Insurance Cost Increases Lessor shall immediately refund to Lessee the amount of the overstatement. Costs of the inspection shall be paid by Lessee unless the inspection shows that Lessor overstated the Operating Expense Increase, Tax Increase or Insurance Cost Increase, as applicable, for any Comparison Year by more than three percent (3%), in which case Lessor shall pay the reasonable cost of said inspection.

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          “(i) Notwithstanding anything to the contrary contained in this Lease, Lessee acknowledges that Lessor does not carry earthquake insurance on the Premises as of the Commencement Date. Lessor agrees that Lessee shall have no obligation to contribute to the cost of any earthquake insurance carried by Lessor unless a Lender or beneficiary under a Security Device requires Lessor to carry such insurance. Notwithstanding the foregoing, if during the Term of this Lease a Lender or beneficiary under a Security Device shall require that Lessor carry earthquake insurance on the Premises, Lessee shall only be responsible for increases in the cost of such earthquake insurance over the cost of such earthquake insurance in the “Earthquake Insurance Base Year.” For purposes hereof, the term “Earthquake Insurance Base Year” shall mean the calendar year in which such Security Device is entered into; provided that if such calendar year is less than a full calendar year, the cost of the earthquake insurance in the Earthquake Insurance Base Year shall be increased to an amount equal to what that cost would have been if such earthquake insurance had been in place during the entire calendar year.
          “(j) Further notwithstanding anything to the contrary contained in this Lease, Lessee shall be solely responsible for the cost of all janitorial and trash disposal services provided to the Premises and the cost of all computer, telephone and other communications systems used at the Premises.”
     56. Tenant Improvements.
          (a) Subject to Paragraph 62 below, Lessee and its contractors shall construct the Tenant Improvements, and Lessor shall provide the Tenant Improvement Allowance (as those terms are defined below), pursuant to the terms of this Section 56. The term “Tenant Improvements” shall mean all improvements permanently affixed to the Premises or as installed pursuant to the Approved Working Drawings (as defined below), including, without limitation, built-in furniture, fixtures and equipment, computer and communications cabling, and/or the cost of professional moving services to the extent provided below; provided, however, that Tenant Improvements shall not include any other personal property of Lessee; provided further, that Lessee shall have the right to install signage and a satellite dish on the roof of the Building, both at Lessee’s sole cost and expense. With respect to said signage, Lessor and Lessee shall cooperate in scheduling and attempting to minimize the cost of the removal of Lessor’s existing

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signage, which removal shall occur before or concurrently with Lessee’s installation of its signage and which shall be at Lessor’s sole cost and expense.
          (b) Lessee shall be paid or credited with an allowance (the “Tenant Improvement Allowance”) of Four Hundred Ninety Five Thousand and 00/100 Dollars ($495,000.00), calculated at $30.00 per rentable square foot of the Premises. The Tenant Improvement Allowance shall be used solely for the costs of design, including engineering plans and specifications, the costs of project management services, and the costs of purchase, installation and construction of the Tenant Improvements (collectively, the “Tenant Improvement Costs”); provided, however, that, at Lessee’s election, up to One Hundred Fifteen Thousand Five Hundred and 00/100 Dollars ($115,500.00) of the Tenant Improvement Allowance, calculated at $7.00 per rentable square foot, may be used by Lessee for the cost of built-in furniture, fixtures and equipment, computer and communications cabling, or the cost of professional moving services.
          (c) Portions of the Tenant Improvement Allowance shall be advanced to Lessee periodically on a monthly basis after commencement of construction of the Tenant Improvements by Lessee and within thirty (30) days after Lessee has delivered to Lessor (i) copies of the original invoices for work or labor performed and materials or supplies furnished for the Tenant Improvements for the subject disbursement request, (ii) an executed certificate from Lessee’s architect or engineer certifying that the work and materials have been furnished as indicated in such statement and that such work and materials have been substantially completed in accordance with the Approved Working Drawings (as defined below), (iii) as to unpaid invoices that are the subject of the current disbursement request, original executed conditional waivers and releases of mechanics’ and materialmen’s liens from (a) the Contractor (as defined below), and (b) all subcontractors and any other suppliers of labor or materials covered by the current disbursement request who or which provide labor or materials under agreements which provide for the payment by Lessee of Five Thousand and 00/00 Dollars ($5,000.00) or more for such work (“Material Subcontractors”), and (iv) as to all of Lessee’s prior disbursement requests, executed original unconditional waivers and releases of mechanics’ and materialmen’s liens from the Contractor and all Material Subcontractors with respect to such disbursements, to the extent not previously delivered to Lessor. Subject to Lessee’s compliance with the foregoing, if

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Lessor fails to disburse to Lessee any part of the Tenant Improvement Allowance when due, and if such failure continues for thirty (30) days after notice thereof to Lessor, Lessee may deduct the due and unpaid amount from the next installment of Rent and other obligations under this Lease, together with interest at the rate of 10% per annum from the date due until the date paid, in addition to all other rights or remedies available to Lessee under this Lease or otherwise. In Lessor’s sole discretion, Lessor shall have the right to withhold an amount equal to ten percent (10%) of the Tenant Improvement Allowance until Lessee obtains a final certificate of occupancy (or its equivalent) for the Premises as improved by the Tenant Improvements.
          (d) Lessee has retained the Warwick Group, a currently-licensed architect/space planner firm experienced in space planning in buildings comparable to the Building (the “Architect”), and Lessor has approved Architect, to prepare the Space Plan, Final Space Plan and Approved Working Drawings (as those terms are defined below) (collectively, the “Plans”). Lessee has retained or shall retain such engineering consultants as are reasonably approved by Lessor (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. Attached hereto as Exhibit “A” is a schematic plan (the “Initial Space Plan”) for the layout and improvement of the Premises. The Initial Space Plan has been approved by both Lessor and Lessee.
          (e) Based on and consistent in all material respects with the Initial Space Plan, Lessee submitted to Lessor for Lessor’s approval, fully completed and engineered working drawings and specifications, suitable for plan check review and permitting by local agencies having jurisdiction, for the layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, including electrical and mechanical drawings, millwork plans, the location of partitions, light fixtures, electrical outlets, telephone outlets, wall finishes, floor coverings, millwork and other Tenant Improvements required by Lessee (collectively, “Final Space Plan”). A handwritten version of the Final Space Plan was submitted to Lessor on March 5, 2010 and was approved by Lessor subject to the submission of a revised “formal” (i.e., non-handwritten) Final Space Plan consistent therewith. Lessee shall submit the revised Final Space Plan no later than March 18, 2010 and it shall be subject to Lessor’s reasonable approval. Lessor shall approve or disapprove the proposed Final Space Plan

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no later than three [3] business days following submission of the revised Final Space Plan; provided that if Lessor fails to approve or disapprove the proposed Final Space Plan or any proposed revision thereto before 5:00 p.m. Los Angeles time on the last day of such three [3] business day period, then Lessor shall be deemed to have approved such proposed Final Space Plan or revision. Lessor shall not disapprove any portion of the Final Space Plan or any revision thereto which is consistent with, or a logical extension of, the approved Space Plan or the handwritten initial version of the Final Space Plan. If Lessor timely disapproves the Final Space Plan, or any portion thereof, then concurrently with such disapproval Lessor shall notify Lessee of the revisions that Lessor reasonably requires. No later than two (2) business days after receipt of Lessor’s notice, Lessee shall submit to Lessor plans and specifications incorporating the revisions required by Lessor. Said revisions shall be subject to Lessor’s approval, which shall not be unreasonably withheld. No later than one (1) business day after receipt of the revised Final Space Plan, Lessor shall approve or disapprove the revised Final Space Plan; provided that if Lessor fails to approve or disapprove the proposed Final Space Plan or any proposed revision thereto within one (1) business day, then Lessor shall be deemed to have approved revised Final Space Plan. Notwithstanding the foregoing, if Lessor fails to approve the Final Space Plan by 5:00 p.m. Los Angeles time on March 24, 2010, then Lessee shall have the right to terminate this Lease upon written notice to Lessor, at which time neither Lessor nor Lessee shall have any further rights or obligations hereunder. The Final Space Plan approved by Lessor shall be referred to as the “Approved Working Drawings.”
          (f) Lessee shall promptly after Lessee’s approval of the Approved Working Drawings submit the same to the City of Beverly Hills for all applicable building permits to the extent the same are required (except as already received) and necessary to allow Contractor (as defined in below) to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and shall supply Lessor, as soon as possible, with all plan check numbers and dates of submittal. Lessor agrees to cooperate with Lessee in Lessee’s efforts to obtain the Permits, including, without limitation, by executing and delivering such documents, instruments and agreements as Lessee may reasonably request in connection therewith; provided that such cooperation shall be at no material expense to Lessor and that Lessee shall coordinate with Lessor in order to allow Lessor, at Lessor’s option, to take part in all phases of the permitting process provided, further, that such coordination with Lessor shall be at no material expense to

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Lessor and shall not delay the receipt of the Permits. Lessee shall apply for and obtain any certificate of occupancy for the Premises upon substantial completion of the Tenant Improvements. For the purposes of this Section 56, “substantial completion” shall mean the installation and construction of the Tenant Improvements save for punchlist items. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed.
          (g) Lessee’s general contractor engaged to perform the Tenant Improvements shall be the Warwick Group (the “Contractor”), who shall be currently licensed in the State of California.
          (h) Promptly after Lessor’s approval of the Contractor, Lessee shall enter into a contract for the Tenant Improvements (the “Construction Contract”) with the Contractor.
          (i) The Contractor, the Architect and all Material Subcontractors shall (i) maintain errors and omissions insurance in a minimum amount of One Million and 00/100 Dollars ($1,000,000.00) and contractor’s insurance in a minimum amount of Two Million and 00/100 Dollars ($2,000,000.00), (ii) comply with the requirements of Sections 8.2(a), 8.5, 8.6 and 8.8 of the Form Lease, (iii) shall name Lessor as an additional named insured under each such insurance policy, and (iv) shall provide Lessor with written evidence of all such insurance, in the form of certificates reasonably acceptable to Lessor and its insurance broker(s), prior to entry on the Premises by the Contractor, the Architect or any subcontractor.
          (j) Lessor’s review of the Plans as set forth in this Section 56 shall be solely to protect the interests of Lessor in the Building and shall not obligate Lessor to ascertain the existence of, or notify Lessee of any violations of Applicable Requirements, including applicable codes, rules, laws or regulations. Lessee shall be solely responsible for the design and function of the improvements shown on the Plans including their integration with the Building’s systems and equipment, notwithstanding Lessor’s review and approval thereof. Accordingly, notwithstanding that any portion of the Plans is reviewed by Lessor or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Lessee by Lessor or Lessor’s space planner, architect, engineers, and consultants,

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Lessor shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Plans.
          (k) The Contractor, the Architect and all subcontractors shall receive free parking at the Premises, and Lessee shall not be charged for utilities, the use of the HVAC system, or for freight elevator usage during the period in which the Tenant improvements are being designed or constructed.
     57. Lessor’s Personal Property; Lessor’s Access to Screening Room.
          (a) Lessor shall leave in place in the Premises, and Lessee shall have the right (but not the obligation) to use during the Term, certain personal property and equipment, comprised of those items more particularly described at Exhibit “B” attached hereto (collectively, the “Personal Property”) located in the Premises, including without limitation in the screening room located on the first floor of the Premises (the “Screening Room”). Lessee acknowledges that all of the Personal Property shall be left in its as-is, where-is condition, with no representations or warranties by Lessor, express or implied, as to condition or suitability of purpose for any of the same. Upon expiration or earlier termination of the Lease, Lessee shall return the Personal Property in its original condition, reasonable wear and tear excluded.
          (b) Subject to Lessee’s scheduling requirements (in that regard, Lessor acknowledges that Lessee’s scheduling requirements shall have priority over Lessor’s scheduling requirements) and Lessee’s prior approval in each instance, Lessor shall have the right to use the Screening Room on an occasional basis for events held other than during normal business hours, at no cost or expense to Lessee.
     58. Definition of Real Property Taxes. The following is hereby added to the end of Paragraph 10.1: “Notwithstanding the foregoing, ‘Real Property Taxes’ shall not include any estate, income, gross receipts or franchise taxes of Lessor. Additionally, with respect to any assessment which may be levied against or upon the Premises or the Project, or which under the laws then in force may be evidenced by improvement or other bonds, or which may be paid in annual installments, only the amount of such annual installment (with appropriate proration for

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any partial year) and statutory interest shall be included within the computation of Real Property Taxes.”
     59. Real Property Tax Provisions. Notwithstanding anything to the contrary contained in the Lease, provided that Lessee timely fulfills its obligations under Paragraph 10.1, Lessor shall cause all Real Property Taxes to be paid prior to delinquency.
     60. Access. Notwithstanding anything to the contrary contained in the Lease. Lessee and its agents, employees and contractors shall have continuous access to the Building at all times (i.e., 24 hours per day, 365 days per year).
     61. Right of First Offer to Purchase.
          (a) Lessor shall not, at any time prior to the expiration of the Term of this Lease or any extension thereof, offer the Premises for sale without first giving written notice to Lessee (the “Notice of Offer”). The Notice of Offer shall include the complete terms of the proposed sale, including the proposed purchase price, earnest money deposit(s), closing date and allocation of closing costs and shall include the proposed form of agreement of purchase and sale and joint escrow instructions. Lessor shall not offer the Premises for sale to any third party(ies) for a period of five (5) business days following the date of delivery of the Notice of Offer to Lessee.
          (b) In the event that Lessee timely accepts in writing the offer to sell contained in the Notice of Offer within said five (5)-business-day period, then Lessor and Lessee shall promptly execute and deliver a binding agreement of purchase and sale and joint escrow instructions, in the form then promulgated by the AIR for the purchase and sale of improved commercial real property but without any inspection or other contingencies for the benefit of Lessee except for Lessee’s review and approval of the state of title of the Premises.
          (c) In the event that Lessee fails to accept in writing the offer to sell contained in the Notice of Offer within said five (5)-business-day period, then Lessor shall have the right to offer the Premises for sale to third party(ies) on such terms and conditions as Lessor may in its sole discretion elect and Lessor may complete the sale to a prospective purchaser on any such terms and conditions, and the right of first offer to purchase set out in this Paragraph 61 shall not

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be binding on any successor to Lessor. Lessee’s failure to respond in writing within said five (5)-business-day period shall be conclusively deemed to constitute Lessee’s election not to accept the offer to sell contained in the Notice of Offer.
          (d) This right of first offer set out in this Paragraph 61 shall apply only to voluntary transfers involving third-party transferees and shall not apply to any taking of the Premises by eminent domain or sale under threat of eminent domain, to the assignee under a Permitted Assignment or to any transfer among or between the partners, members, officers or shareholders of Lessor or their spouses or lineal descendants or to a trust created for the benefit of any such partner, member, officer or shareholder or their spouses or lineal descendants.
          (e) The right of first offer set out in this Paragraph 61 shall be binding upon any non-governmental individual or entity to whom or which the Premises are transferred pursuant to Paragraph 61(d) above.
     62. The Liquidity Event.
          (a) For purposes hereof, the term “Liquidity Event” means the earlier to occur of the date on which Lessee (which may be The Film Department, Inc., a Delaware corporation (“TFD, Inc.”), pursuant to the Permitted Assignment contemplated by Paragraph 12.1(b) of this Lease) provides evidence reasonably satisfactory to Lessor that (i) it possesses cash or cash equivalents (as such term is customarily defined and which shall include, without limitation, United States Treasury bills, notes and bonds, money market funds, deposit accounts, and investment grade short-term commercial paper) equal to or exceeding the sum of Forty Million Dollars ($40,000,000.00), which evidence may consist of one or more statements from a financial institution or institutions showing the required aggregate cash or cash equivalents, or (ii) it has obtained releases or termination of liens granted by Lessee to Eton Park and certain of its affiliates or has otherwise obtained approval of full recourse liability of Lessee under this Lease from all lenders holding such liens. Lessee shall provide Lessor with prompt written notice of the occurrence of the Liquidity Event.
     (b) Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Paragraph 13 of this Lease, until such time as a Liquidity Event occurs,

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Lessee’s liability under the Lease shall be limited to the Security Deposit and Base Rent paid to Lessor upon execution of this Lease pursuant to Paragraph 1.6 above and as such amount may be increased pursuant to Paragraph 62(d) below, and Lessor shall have no recourse against Lessee or its assets in excess of or in addition to such amount; provided, however, that the foregoing shall not prohibit Lessor from terminating this Lease after a Breach by Lessee. From and after the occurrence of a Liquidity Event, this Lease shall be fully recourse against Lessee and Lessor shall have all rights and remedies available to it under this Lease or applicable law upon a Breach by Lessee; provided, however, that if this Lease is assigned to TFD, Inc. upon the occurrence of, or in connection with, the Liquidity Event, the originally named Lessee (i.e., The Film Department, LLC) shall be released from any further obligation or liability under this Lease.
          (c) If the Liquidity Event does not occur on or before April 30, 2010, (i) Lessee shall deposit with Lessor the sum of $55,275 on or before May 1, 2010, and such amount shall be added to the Security Deposit (the “Additional Security Deposit”); (ii) provided that there does not then exist a Breach or Default by Lessee on April 22, 2011, Lessor shall reduce the Security Deposit and credit to Lessee an amount equal to $55,275 for such month; further provided, however, that in the event of a Breach by Lessee following said crediting, Lessor shall have the right to require Lessee to increase the Security Deposit by the amount so credited, and (iii) all then remaining right of Lessor to receive an abatement of Base Rent pursuant to Paragraph 1.5 of this Lease shall be tolled until the date on which the Liquidity Event occurs (but the total period for which Lessee is entitled to an abatement of Base Rent shall not be reduced); provided that if the Liquidity Event has not occurred on or prior to the date which is 82 days prior to the expiration of the Term, at that time all remaining Base Rent due under this Lease shall be abated so long as Lessee shall not have been in Breach. For example, with respect to subclause (iii) of the immediately preceding sentence, if the Liquidity Event does not occur until May 31, 2010, (x) Lessee shall be entitled to an abatement of Base Rent for the period from March 22, 2010 through April 30, 2010, (y) Base Rent for the period commencing May 1, 2010 through May 31, 2010 shall not be abated and shall be paid by Lessee to Lessor on or before May 1, 2010; and (z) Lessee shall be entitled to an abatement of Base Rent for the period commencing June 1, 2010 through August 21, 2010.

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     (d) Notwithstanding anything to the contrary contained in this Lease, including, without limitation, Paragraph 56 of this Lease, until the occurrence of the Liquidity Event, Lessee shall not incur or commit to incur more than the sum of $296,650 (the “TI Expense Cap”) in connection with the performance of the Tenant Improvements; provided, however, that (i) if Lessee provides the Additional Security Deposit to Lessor, the TI Expense Cap shall be increased to $351,925, and (ii) Lessee shall have the right to increase the TI Expense Cap in its discretion by delivering written notice of such election to Lessor, provided, further, that Lessee concurrently deposits funds with Lessor equal to such increased amount. The parties agree that this Paragraph 62(d) shall not affect or modify Lessor’s obligation to pay he Tenant Improvement Allowance to Lessee pursuant to Paragraph 56 of this Lease.
     63. Addendum Language Prevails. In the event of any inconsistency between language contained in this Addendum and language contained in the Form Lease, this Addendum shall prevail.
SIGNATURES APPEAR ON FOLLOWING PAGE.

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     IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum as of the effective date of the Form Lease.

“Lessor”:	THE GERSH AGENCY, INC., a California
corporation

	By:	/s/ David Gersh

		Name:	David Gersh
		Title:	Co-President

“Lessee”:	THE FILM DEPARTMENT, LLC, a Delaware
limited liability company

	By:	/s/ Mark Gill

		Name:	Mark Gill
		Title:	C.E.O.

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